UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 11, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of The Howard Hughes Corporation (the “Company”) approved the form of The Howard Hughes Corporation Deferred Compensation Plan (the “Plan”).  The Plan will become effective on January 1, 2015.

The Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees of the Company, including the named executive officers of the Company (each, a “Participant” and collectively, the “Participants), to save for retirement on a tax-deferred basis.  The eligibility of each Participant will be determined by a committee appointed by the Compensation Committee to manage, operate and administer the Plan.  The Plan is intended to comply with the requirements of 409A of the Internal Revenue Code of 1986, as amended.

Participants in the Plan will be offered the opportunity to defer receipt of up to 90% of their annual base salary and up to 100% of their cash incentive compensation awards granted under The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan and other compensation earned for the respective calendar year during which services are performed for the Company by the Participant.  Amounts deferred by a Participant under the Plan will be credited to a bookkeeping entry that will be used to determine the amount to be paid to the Participant under the Plan.  The bookkeeping entry will be credited or debited periodically based on the performance of hypothetical investments selected by a Participant.  The bookkeeping entry represents an unfunded, unsecured promise by the Company to pay such amount in the future, and does not represent ownership, or any ownership interest in, any particular assets of the Company.  Participants will at all times be fully vested in all deferred compensation.

The amounts payable under the Plan are payable upon a Participant’s separation of service, unforeseen emergency or death, or on a date or dates selected by a Participant in accordance with the terms of the Plan.  The amounts payable will be paid in the form of a lump sum distribution or in installments, in each case, based upon an election of the Participant made in accordance with the terms of the Plan.

The funds held under the Plan will remain available to satisfy claims of the Company’s general creditors in the event of the Company’s insolvency or bankruptcy.

The Compensation Committee may amend or terminate the Plan at any time; provided, however, that no such action shall affect a Participant’s right to receive the full amount of his or her bookkeeping entry.

This summary is not intended to be complete and is qualified in its entirety by reference to the Plan, the form of which is filed hereto as Exhibit 10.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Form of The Howard Hughes Corporation Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and
General Counsel

Date: September 17, 2014